UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant's telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In preparing its financial results for the quarter and year ended December 31, 2004, Hersha Hospitality Trust ("Hersha") concluded that there were accounting errors during the 2004 fiscal year that are being corrected in the fourth quarter. Certain of these adjustments impacted the previously filed financial results for the quarters ending March 31, June 30 and September 30, 2004.

The more significant adjustments to the quarterly financial statements included the following:

•	additional lease expense related to the amortization of payments under a ground lease at one of its properties on a straight line basis;
•	additional depreciation expense related to the recognition of this expense over the proper asset life assigned to certain equipment acquired during the fiscal year;
•	properly recognize asset management revenue from a joint venture during each quarter rather than at the end of the fiscal year;
•	adjustments to certain prepaid expenses to properly match the appropriate periods of benefit;
•	additional expense accruals for income taxes not recognized during each quarter; and
•	a loss on an interest rate swap during the fourth fiscal quarter that actually related to the third fiscal quarter.

Hersha will include the restated results for the applicable quarters and additional detail in its Annual Report on Form 10-K for the year ended December 31, 2004, which will be filed no later than March 16, 2005. In the interim, investors should no longer rely on the financial statements currently on file with the SEC in Hersha's Forms 10-Q for the applicable quarters.

On March 4, 2005 Hersha's senior management discussed the matter disclosed in this report with the Company's independent accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: March 10, 2005	By:	Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer